   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                               FILE NO. 811-6421
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 7                                            [X]


             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND (EXACT NAME OF REGISTRANT AS SPECIFIED IN DECLARATION OF TRUST)


              ONE PARKVIEW PLAZA, OAKBROOK TERRACE, ILLINOIS 60181

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (630) 684-6000


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


                             RONALD A. NYBERG, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       VAN KAMPEN AMERICAN CAPITAL, INC.
                               ONE PARKVIEW PLAZA

                        OAKBROOK TERRACE, ILLINOIS 60181

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------


                                   COPIES TO:

                             WAYNE W. WHALEN, ESQ.
                              THOMAS A. HALE, ESQ.
                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

================================================================================

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

Items 1, 2, 3 and 5A of Part A are omitted pursuant to Item F.4. of the General Instructions to Form N-1A.


     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Fund that a prospective shareholder should know before investing in the Fund. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 421-5666 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).



     This Prospectus is dated February 17, 1998.


ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.


     (a) (i) Van Kampen American Capital Small Capitalization Fund, formerly known as American Capital Small Capitalization Fund, Inc. (the "Fund"), is a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"). The Fund was originally incorporated in Maryland on August 28, 1991. The Fund was reorganized under the laws of the State of Delaware as a business trust and adopted its present name as of August 25, 1995.


         (ii) The Fund's investment objective is to approximate the performance of the small capitalization sector of the equities market by investing primarily in common stocks of small capitalization companies. The Fund may also invest in money market obligations such as government securities, certificates of deposit and commercial paper and may enter into repurchase agreements. It may also enter into futures contracts and options thereon.

              The Fund has been created and is managed to provide a convenient vehicle for the publicly offered funds distributed by Van Kampen American Capital Distributors, Inc. for which Van Kampen American Capital Asset Management, Inc. (the "Adviser") and Van Kampen American Capital Investment Advisory Corp. (the "VK Adviser") serve as investment advisers or sub-advisers to participate conveniently and economically in the "small capitalization" sector of the equity securities market. To this end, it invests in a broadly diversified selection of stocks of companies that have relatively small capitalization.

              The Adviser views companies with market capitalization smaller than the 500 companies with the largest market capitalization as being "small capitalization" companies.

     (b) INAPPLICABLE

     (c) INAPPLICABLE

ITEM 5. MANAGEMENT OF THE FUND.

     (a) The business and affairs of the Fund are managed under the direction of the Board of Trustees of the Fund. Subject to the Trustees' authority, the Adviser determines the investment of the Fund's assets, provides administrative services and manages the Fund's business and affairs.

     (b) Van Kampen American Capital Asset Management, Inc. serves as investment adviser to the Fund.


        The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and more than $57 billion under management or supervision. Van Kampen American

        Capital's more than 60 open-end and 37 closed-end funds and more than 2,500 unit investment trusts are professionally distributed by leading financial advisers nationwide.



        Van Kampen American Capital is an indirect wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.



        Morgan Stanley, Dean Witter, Discover & Co. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley Asset Management, Inc., an investment adviser, Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; credit services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.



        The Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Fund (the "Advisory Agreement"), the Adviser provides these services to the Fund without cost, but the Fund pays its own expenses including reimbursement of the Adviser for the cost of the Fund's accounting services, which include maintaining its financial books and records and calculating its daily net asset value.



     (c) John Cunniff has been primarily responsible for the day-to-day management of the Fund's portfolio since October 1995. Mr. Cunniff is a Vice President of the Adviser and has been employed by the Adviser since October 1995. Since October 1995, Mr. Cunniff has been a Vice President of the VK Adviser. Prior to that time, Mr. Cunniff was Vice President, Portfolio Manager at Templeton Quantitative Advisors.


     (d) INAPPLICABLE

     (e) ACCESS Investor Services, Inc. ("ACCESS"), P.O. Box 418256, Kansas City, Missouri 64141-9256, serves as shareholder service agent for the Fund. ACCESS, a wholly-owned subsidiary of Van Kampen American Capital, provides these services at cost plus a profit.


     (f) The Fund's total expense ratio for its most recent fiscal year as a percentage of average net assets was 0.11%.



     (g) The Adviser may place portfolio transactions, to the extent permitted by law, with brokerage firms affiliated with the Fund, the Adviser or their affiliated persons and with firms participating in the distribution of other funds advised by the Adviser or its affiliates if it reasonably believes the quality of execution and the commissions are comparable to that of other qualified firms.



ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.


     (a) The holders of Registrant's shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights; the Fund does not allow cumulative voting. Shares may be redeemed at any time at net asset value with no charge.


     (b) The Fund's shares are offered and sold only to publicly offered funds distributed by Van Kampen American Capital Distributors, Inc. and advised or subadvised by the Adviser or the VK Adviser. In the event any of such publicly offered funds owned more than 25% of the outstanding shares of the Fund, such publicly offered fund would be deemed to control the Fund within the meaning of the 1940 Act. As of February 9, 1998, Van Kampen American Capital Pace Fund owned beneficially and of record 100% of the outstanding shares of the Fund, and therefore, may be deemed to control the Fund. Van Kampen American Capital Pace Fund is a Delaware business trust located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.


     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) Inquiries regarding the Fund or its shares should be made to the Fund's Secretary, Ronald A. Nyberg, at One Parkview Plaza, Oakbrook Terrace, IL 60181.

     (f) The Fund makes annual distributions of net investment income. The Fund distributes realized capital gains to shareholders annually.


     (g) The Fund has qualified and intends to continue to qualify each year to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As such, the Fund will distribute all of its net income and capital gains to its shareholders and such distributions will generally be taxable as such to its shareholders; while shareholders may be proportionately liable for taxes on income and gains of the Fund, shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them; the Fund will inform its shareholders of the amount and nature of such income and gains distributed.


     (h) INAPPLICABLE

ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.

     (a) INAPPLICABLE

     (b) Shares of the Fund are offered to eligible purchasers based on the next calculation of a net asset value, which is determined as described under
        Item 8(a) below, after the order is placed. There is no sales charge on the sale of Fund shares.

     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) There is no continuing fee paid out of Fund assets to any dealer or any persons who may be advising shareholders regarding the purchase, sale or retention of Fund shares.

     (f) INAPPLICABLE

     (g) INAPPLICABLE

ITEM 8. REDEMPTION OR REPURCHASE.

     (a) Shareholders may redeem shares at net asset value at any time without charge by submitting a written request in proper form to ACCESS at P.O. Box 418256, Kansas City, Missouri 64141-9256.

        The net asset value per share is determined as of 2:00 p.m. eastern time on each day on which the New York Stock Exchange (the "Exchange") is open or such earlier time as determined by the Trustees when the Exchange closes before 4:00 p.m. eastern time.

        The net asset value per share is determined using prices as of 2:00 p.m. eastern time and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price, or if there has been no sale that day, at the last reported bid price, (ii) valuing options at the last sale price, or if there has been no sale that day, at the mean between the bid and asked prices, (iii) valuing over-the-counter securities for which the last sale price is available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") at that price, (iv) valuing all other over-the-counter securities for which market quotations are available at the most recent bid quotation supplied by NASDAQ or broker-dealers, and (v) valuing any securities for which market quotations are not readily available, and any other assets as fair value as determined in good faith by the

        Trustees of the Fund; for these purposes "last price" means the last price reported at or before 2:00 p.m. eastern time. The Fund reserves the right to redeem in kind.

     (b) INAPPLICABLE

     (c) INAPPLICABLE

     (d) Payment for shares redeemed may be postponed or the right of redemption suspended as provided by rules of the SEC.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     INAPPLICABLE

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION


ITEM 10. COVER PAGE.



     Van Kampen American Capital Small Capitalization Fund (the "Fund") is a diversified, open-end management investment company.


     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Fund's prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Fund. Investors should obtain and read the Prospectus prior to purchasing shares of the Fund. A Prospectus may be obtained without charge by writing or calling Van Kampen American Capital Distributors, Inc. at One Parkview Plaza, Oakbrook Terrace, Illinois 60181 at (800) 421-5666.


     This Statement of Additional Information is dated February 17, 1998.


ITEM 11. TABLE OF CONTENTS.


                                                                          PAGE
                                                                          ----
          General Information and History.............................    B-1
          Investment Objectives and Policies..........................    B-1
          Management of the Fund......................................    B-3
          Control Persons and Principal Holders of Securities.........    B-12
          Investment Advisory and Other Services......................    B-12
          Brokerage Allocation and Other Practices....................    B-13
          Capital Stock and Other Securities..........................    B-15
          Purchase, Redemption and Pricing of Securities Being
          Offered.....................................................    B-15
          Tax Status..................................................    B-15
          Underwriters................................................    B-15
          Calculation of Performance Data.............................    B-15
          Report of Independent Accountants...........................    B-16
          Financial Statements........................................    B-17
          Notes to Financial Statements...............................    B-30


ITEM 12. GENERAL INFORMATION AND HISTORY.

     See Item 4.


     The Fund and Van Kampen American Capital Asset Management, Inc. (the "Adviser") have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser and its employees. The Codes permit directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to preclearance and other procedures designed to prevent conflicts of interest.


ITEM 13. INVESTMENT OBJECTIVES AND POLICIES.

     (a) See Item 4.


     (b) The Fund has adopted certain investment restrictions which may be altered or rescinded only with the approval by the vote of a majority of its outstanding voting shares, which is defined by the Investment Company Act of 1940, as amended (the "1940 Act"), as the lesser of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. These restrictions provide that the Fund shall not:

        (1) Issue senior securities within the meaning of the 1940 Act;

        (2) Purchase securities on margin, except that the Fund may obtain such short term credits as may be necessary for the clearance of purchases and sales of securities. The deposit or payment by the Fund of an initial or maintenance margin in connection with futures contracts or related option transactions is not considered the purchase of a security on margin;

        (3) Sell securities short, except to the extent that the Fund contemporaneously owns or has the right to acquire at no additional cost securities identical to those sold short;

        (4) Borrow money, except that the Fund may borrow from banks to meet redemptions or for other temporary or emergency purposes, with such borrowing not to exceed 5% of the total assets of the Fund at market value at the time of the borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets of the Fund at market value at the time of the pledging may be used as security for such borrowings;

        (5) Underwrite the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 by virtue of disposing of portfolio securities;

        (6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, except that this restriction shall not apply to securities issued by the United States Government, its agencies or instrumentalities;

        (7) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government, its agencies or instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer;

        (8) Invest in real estate or real estate mortgage loans, except that the Fund may purchase securities secured by real estate or interests therein;

        (9) Purchase or sell commodities or commodity contracts, except that the Fund may purchase, hold and sell listed futures contracts.

        An additional fundamental policy provides that, under normal circumstances, at least 80% of the Fund's total assets will be invested in securities of companies with market capitalization no greater than that of the company whose market capitalization ranks 500th among publicly traded U.S. common stocks.

     (c) INAPPLICABLE

     (d) INAPPLICABLE

ITEM 14. MANAGEMENT OF THE FUND.



     The tables below list the trustees and officers of the Fund and other executive officers of the Fund's investment adviser and their principal occupations for the last five years and their affiliations, if any, with VK/AC Holding, Inc. ("VKAC Holding"), Van Kampen American Capital, Inc. ("Van Kampen American Capital" or "VKAC"), Van Kampen American Capital Investment Advisory Corp. ("Advisory Corp."), Van Kampen American Capital Asset Management, Inc. ("Asset Management"), Van Kampen American Capital Distributors, Inc., the distributor of the Fund's shares (the "Distributor"), Van Kampen American Capital Advisors Corp., Van Kampen Merritt Equity Advisors Corp., Van Kampen American Capital Insurance Agency of Illinois, Inc., VK/AC System, Inc., Van Kampen American Capital Record Keeping Services, Inc., American Capital Contractual Services, Inc., Van Kampen American Capital Trust Company, Van Kampen American Capital Exchange Corporation, and ACCESS Investors Services Inc., the Fund's transfer agent ("ACCESS"). Advisory Corp. and Asset Management sometimes are referred to herein collectively as the "Advisers". For purposes hereof, the term "Fund Complex" includes each of the open-end investment companies advised by the Advisers.


                                    TRUSTEES

                                                            PRINCIPAL OCCUPATIONS OR
NAME, ADDRESS AND AGE                                      EMPLOYMENT IN PAST 5 YEARS
---------------------                                      --------------------------
J. Miles Branagan.........................  Private investor. Co-founder, and prior to August 1996,
1632 Morning Mountain Road                  Chairman, Chief Executive Officer and President, MDT
Raleigh, NC 27614                           Corporation (now known as Getinge/Castle, Inc., a
Date of Birth: 07/14/32                     subsidiary of Getinge Industrier AB), a company which
                                            develops, manufactures, markets and services medical and
                                            scientific equipment. Trustee/Director of each of the
                                            funds in the Fund Complex.
Richard M. DeMartini*.....................  President and Chief Operating Officer, Individual Asset
Two World Trade Center                      Management Group, a division of Morgan Stanley, Dean
66th Floor                                  Witter, Discover & Co. Mr. DeMartini is a Director of
New York, NY 10048                          InterCapital Funds, Dean Witter Distributors, Inc. and
Date of Birth: 10/12/52                     Dean Witter Trust Company. Trustee of the TCW/DW Funds.
                                            Director of the National Healthcare Resources, Inc.
                                            Formerly Vice Chairman of the Board of the National
                                            Association of Securities Dealers, Inc. and Chairman of
                                            the Board of the Nasdaq Stock Market, Inc.
                                            Trustee/Director of each of the funds in the Fund
                                            Complex.
Linda Hutton Heagy........................  Co-Managing Partner of Heidrick & Stuggles, an executive
Sears Tower                                 search firm. Prior to 1997, Partner, Ray & Berndtson,
233 South Wacker Drive                      Inc., an executive recruiting and management consulting
Suite 7000                                  firm. Formerly, Executive Vice President of ABN AMRO,
Chicago, IL 60606                           N.A., a Dutch bank holding company. Prior to 1992,
Date of Birth: 06/03/48                     Executive Vice President of La Salle National Bank.
                                            Trustee on the University of Chicago Hospitals Board, The
                                            International House Board and the Women's Board of the
                                            University of Chicago. Trustee/Director of each of the
                                            funds in the Fund Complex.
R. Craig Kennedy..........................  President and Director, German Marshall Fund of the
11 DuPont Circle, N.W.                      United States. Formerly, advisor to the Dennis Trading
Washington, D.C. 20036                      Group Inc. Prior to 1992, President and Chief Executive
Date of Birth: 02/29/52                     Officer, Director and Member of the Investment Committee
                                            of the Joyce Foundation, a private foundation.
                                            Trustee/Director of each of the funds in the Fund
                                            Complex.

                                                            PRINCIPAL OCCUPATIONS OR
NAME, ADDRESS AND AGE                                     EMPLOYMENT IN PAST 5 YEARS
---------------------                                     --------------------------
Jack E. Nelson............................  President, Nelson Investment Planning Services, Inc., a
423 Country Club Drive                      financial planning company and registered investment
Winter Park, FL 32789                       adviser. President, Nelson Ivest Brokerage Services Inc.,
Date of Birth: 02/13/36                     a member of the National Association of Securities
                                            Dealers, Inc. ("NASD") and Securities Investors
                                            Protection Corp. ("SIPC"). Trustee/Director of each of
                                            the funds in the Fund Complex.
Phillip B. Rooney.........................  Vice Chairman and Director of The ServiceMaster Company,
One ServiceMaster Way                       a business and consumer services. Director of Illinois
Downers Grove, IL 60515                     Tool Works, Inc., a manufacturing company; the Urban
Date of Birth: 07/08/44                     Shopping Centers Inc., a retail mall management company;
                                            and Stone Container Corp., a paper manufacturing company.
                                            Trustee, University of Notre Dame. Formerly, President
                                            and Chief Executive Officer, Waste Management Inc., an
                                            environmental services company, and prior to that
                                            President and Chief Operating Officer, Waste Management
                                            Inc. Trustee/Director of each of the funds in the Fund
                                            Complex.
Fernando Sisto............................  Professor Emeritus and, prior to 1995, Dean of the
155 Hickory Lane                            Graduate School, Stevens Institute of Technology.
Closter, NJ 07624                           Director, Dynalysis of Princeton, a firm engaged in
Date of Birth: 08/02/24                     engineering research. Trustee/Director of each of the
                                            funds in the Fund Complex.
Wayne W. Whalen*..........................  Partner in the law firm of Skadden, Arps, Slate, Meagher
333 West Wacker Drive                       & Flom (Illinois), legal counsel to the funds in the Fund
Chicago, IL 60606                           Complex, and other open-end and closed-end funds advised
Date of Birth: 08/22/39                     by the Advisers or Van Kampen American Capital
                                            Management, Inc. Trustee/Director of each of the funds in
                                            the Fund Complex, and other open-end and closed-end funds
                                            advised by the Advisers or Van Kampen American Capital
                                            Management, Inc.


---------------

* Such trustee is an "interested person" (within the meaning of Section 2(a)(19) of the 1940 Act). Mr. Whalen is an interested person of the Fund by reason of his firm currently acting as legal counsel to the Fund. Mr. DeMartini is an interested person of the Fund and the Advisers by reason of his position with Morgan Stanley, Dean Witter, Discover and Co. and its affiliates.

                                    OFFICERS

     Messrs. McDonnell, Hegel, Nyberg, Wood, Sullivan, Dalmaso, Martin, Wetherell and Hill are located at One Parkview Plaza, Oakbrook Terrace, IL 60181. The Fund's other officers are located at 2800 Post Oak Blvd., Houston, TX 77056.


                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------
Dennis J. McDonnell.........  President                     Executive Vice President and a Director of
  Date of Birth: 05/20/42                                   VKAC and VK/AC Holding, Inc. President,
                                                            Chief Operating Officer and a Director of
                                                            the Advisers, Van Kampen American Capital
                                                            Advisors, Inc., and Van Kampen American
                                                            Capital Management, Inc. President and a
                                                            Director of Van Kampen Merritt Equity
                                                            Advisors Corp. Prior to April of 1997, he
                                                            was a Director of Van Kampen Merritt Equity
                                                            Holdings Corp. Prior to September of 1996,
                                                            Mr. McDonnell was Chief Executive Officer
                                                            and Director of MCM Group, Inc., McCarthy,
                                                            Crisanti & Maffei, Inc. and Chairman and
                                                            Director of MCM Asia Pacific Company,
                                                            Limited and MCM (Europe) Limited. Prior to
                                                            November 1996, Executive Vice President and
                                                            a Director of VKAC Holding. Prior to July
                                                            of 1996, Mr. McDonnell was President, Chief
                                                            Operating Officer and Trustee of VSM Inc.
                                                            and VCJ Inc. President of each of the funds
                                                            in the Fund Complex. President, Chairman of
                                                            the Board and Trustee of other investment
                                                            companies advised by the Advisers or their
                                                            affiliates.

Peter W. Hegel..............  Vice President                Executive Vice President of the Advisers,
  Date of Birth: 06/25/56                                   Van Kampen American Capital Management,
                                                            Inc. and Van Kampen American Capital
                                                            Advisors, Inc. Prior to July of 1996, Mr.
                                                            Hegel was a Director of VSM Inc. Prior to
                                                            September of 1996, he was a Director of
                                                            McCarthy, Crisanti & Maffei, Inc. Vice
                                                            President of each of the funds in the Fund
                                                            Complex and certain other investment
                                                            companies advised by the Advisers or their
                                                            affiliates.

Curtis W. Morell............  Vice President and Chief      Senior Vice President of the Advisers, Vice
  Date of Birth: 08/04/46     Accounting Officer            President and Chief Accounting Officer of
                                                            each of the funds in the Fund Complex and
                                                            certain other investment companies advised
                                                            by the Advisers or their affiliates.

                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------
Ronald A. Nyberg............  Vice President and Secretary  Executive Vice President, General Counsel,
  Date of Birth: 07/29/53                                   Secretary and Director of VKAC and VK/AC
                                                            Holding, Inc. Mr. Nyberg is also Executive
                                                            Vice President, General Counsel and a
                                                            Director of Van Kampen Merritt Equity
                                                            Holdings Corp. Executive Vice President,
                                                            General Counsel, Assistant Secretary and a
                                                            Director of the Advisers and the
                                                            Distributor, Van Kampen American Capital
                                                            Advisors, Inc., Van Kampen American Capital
                                                            Management, Inc., Van Kampen American
                                                            Capital Exchange Corporation, American
                                                            Capital Contractual Services, Inc. and Van
                                                            Kampen American Capital Trust Company.
                                                            Executive Vice President, General Counsel
                                                            and Assistant Secretary of ACCESS. Director
                                                            or officer of certain other subsidiaries of
                                                            VKAC. Prior to June of 1997, Director of
                                                            ICI Mutual Insurance Co., a provider of
                                                            insurance to members of the Investment
                                                            Company Institute. Prior to April of 1997,
                                                            he was Executive Vice President, General
                                                            Counsel and Director of Van Kampen Merritt
                                                            Equity Advisors Corp. Prior to July of
                                                            1996, Mr. Nyberg was Executive Vice
                                                            President and General Counsel of VSM Inc.
                                                            and Executive Vice President and General
                                                            Counsel of VCJ Inc. Prior to September of
                                                            1996, he was General Counsel of McCarthy,
                                                            Crisanti & Maffei, Inc. Vice President and
                                                            Secretary of each of the funds in the Fund
                                                            Complex and certain other investment
                                                            companies advised by the Advisers or their
                                                            affiliates.

Alan T. Sachtleben..........  Vice President                Executive Vice President of the Advisers,
  Date of Birth: 04/20/42                                   Van Kampen American Capital Management,
                                                            Inc. and Van Kampen American Capital
                                                            Advisors, Inc. Vice President of each of
                                                            the funds in the Fund Complex and certain
                                                            other investment companies advised by the
                                                            Advisers or their affiliates.

Paul R. Wolkenberg..........  Vice President                Executive Vice President and Director of
  Date of Birth: 11/10/44                                   VKAC, and VK/AC Holding Inc. Executive Vice
                                                            President of the AC Adviser and the
                                                            Distributor. President and a Director of
                                                            ACCESS. President and Chief Operating
                                                            Officer of Van Kampen American Capital
                                                            Record Keeping Services, Inc. Vice
                                                            President of each of the funds in the Fund
                                                            Complex and certain other investment
                                                            companies advised by the Advisers or their
                                                            affiliates.

                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------
Edward C. Wood III..........  Vice President and Chief      Senior Vice President of the Advisers and
  Date of Birth: 01/11/56     Financial Officer             Van Kampen American Capital Management,
                                                            Inc. Vice President and Chief Financial
                                                            Officer of each of the funds in the Fund
                                                            Complex and certain other investment
                                                            companies advised by the Advisers or their
                                                            affiliates.

John L. Sullivan............  Treasurer                     First Vice President of the Advisers.
  Date of Birth: 08/20/55                                   Treasurer of each of the funds in the Fund
                                                            Complex and certain other investment
                                                            companies advised by the Advisers or their
                                                            affiliates.

Tanya M. Loden..............  Controller                    Vice President of the Advisers. Controller
  Date of Birth: 11/19/59                                   of each of the funds in the Fund Complex
                                                            and other investment companies advised by
                                                            the Advisers or the affiliates.

Nicholas Dalmaso............  Assistant Secretary           Vice President, Associate General Counsel
  Date of Birth: 03/01/65                                   and Assistant Secretary of VKAC. Vice
                                                            President, Associate General Counsel and
                                                            Assistant Secretary of the Advisers, the
                                                            Distributor, Van Kampen American Capital
                                                            Advisors, Inc. and Van Kampen American
                                                            Capital Management, Inc. Assistant
                                                            Secretary of each of the funds in the Fund
                                                            Complex and other investment companies
                                                            advised by the Advisers or the affiliates.

Huey P. Falgout, Jr.........  Assistant Secretary           Vice President and an Attorney of VKAC.
  Date of Birth: 11/15/63                                   Vice President and Assistant Secretary of
                                                            the Advisers, the Distributor, ACCESS, Van
                                                            Kampen American Capital Management, Inc.,
                                                            American Capital Contractual Services,
                                                            Inc., Van Kampen American Capital Exchange
                                                            Corporation and Van Kampen American Capital
                                                            Advisors, Inc. Assistant Secretary of each
                                                            of the funds in the Fund Complex and other
                                                            investment companies advised by the
                                                            Advisers or the affiliates.

                                     POSITIONS AND                     PRINCIPAL OCCUPATIONS
        NAME AND AGE               OFFICES WITH FUND                    DURING PAST 5 YEARS
        ------------               -----------------                   ---------------------
Scott E. Martin.............  Assistant Secretary           Senior Vice President, Deputy General
  Date of Birth: 08/20/56                                   Counsel and Assistant Secretary of VKAC and
                                                            VKAC Holding, Inc. Senior Vice President,
                                                            Deputy General Counsel and Secretary of the
                                                            Advisers, the Distributor, ACCESS American
                                                            Capital Contractual Services, Inc., Van
                                                            Kampen American Capital Management, Inc.,
                                                            Van Kampen American Capital Exchange
                                                            Corporation, Van Kampen American Capital
                                                            Advisors, Inc., Van Kampen American Capital
                                                            Insurance Agency of Illinois, Inc., VKAC
                                                            System, Inc., Van Kampen American Capital
                                                            Record Keeping Services, Inc. and Van
                                                            Kampen Merritt Equity Advisors Corp. Prior
                                                            to April of 1997, Senior Vice President,
                                                            Deputy General Counsel and Secretary of Van
                                                            Kampen American Capital Services, Inc. and
                                                            Van Kampen Merritt Holdings Corp. Prior to
                                                            September of 1996, Mr. Martin was Deputy
                                                            General Counsel and Secretary of McCarthy,
                                                            Crisanti & Maffei, Inc., and prior to July
                                                            of 1996, he was Senior Vice President,
                                                            Deputy General Counsel and Secretary of VSM
                                                            Inc. and VCJ Inc. Assistant Secretary of
                                                            each of the funds in the Fund Complex and
                                                            other investment companies advised by the
                                                            Advisers or the affiliates.
Weston B. Wetherell.........  Assistant Secretary           Vice President, Associate General Counsel
  Date of Birth: 06/15/56                                   and Assistant Secretary of VKAC, the
                                                            Advisers, the Distributor, Van Kampen
                                                            American Capital Management, Inc. and Van
                                                            Kampen American Capital Advisors, Inc.
                                                            Prior to September of 1996, Mr. Wetherell
                                                            was Assistant Secretary of McCarthy,
                                                            Crisanti & Maffei, Inc. Assistant Secretary
                                                            of each of the funds in the Fund Complex
                                                            and other investment companies advised by
                                                            the Advisers or the affiliates.
Steven M. Hill..............  Assistant Treasurer           Vice President of the Advisers. Assistant
  Date of Birth: 10/16/64                                   Treasurer of each of the funds in the Fund
                                                            Complex and other investment companies
                                                            advised by the Advisers or the affiliates.
Michael Robert Sullivan.....  Assistant Controller          Assistant Vice President of the Advisers.
  Date of Birth: 03/30/33                                   Assistant Controller of each of the funds
                                                            in the Fund Complex and other investment
                                                            companies advised by the Advisers or the
                                                            affiliates.



     Each trustee/director holds the same position with each of the funds in the Fund Complex. As of the date of this Statement of Additional Information, there are 64 operating funds in the Fund Complex. For purposes of the following compensation and benefits discussion, the Fund Complex is divided into the following three groups: the funds advised by Asset Management (the "AC Funds"), the funds advised by Advisory Corp. excluding funds organized as series of the Morgan Stanley Fund, Inc. (the "VK Funds") and the funds advised by Advisory Corp. organized as series of the Morgan Stanley Fund, Inc. (the "MS Funds"). Each trustee/director who is not an affiliated person of VKAC, the Advisers, the Distributor, ACCESS or Morgan Stanley (each a "Non-Affiliated Trustee") is compensated by an annual retainer and meeting fees for services to the funds in the Fund Complex. Each fund in the Fund Complex (except the money market series of the MS Funds) provides a deferred compensation plan to its Non-Affiliated Trustees that allows trustees/directors to defer receipt of their compensation and earn a return on such deferred amounts. Deferring compensation has the economic effect as if the Non-Affiliated Trustee reinvested his or her compensation into the funds. Each fund in the Fund Complex (except the money market series of the MS Funds) provides a retirement plan to its Non-Affiliated Trustees that provides Non-Affiliated Trustees with compensation after retirement, provided that certain eligibility requirements are met as more fully described below.


     The trustees recently reviewed and adopted a standardized compensation and benefits program for each fund in the Fund Complex. Effective January 1, 1998, the compensation of each Non-Affiliated Trustee includes an annual retainer in an amount equal to $50,000 per calendar year, due in four quarterly installments on the first business day of each quarter. Payment of the annual retainer is allocated among the funds in the Fund Complex (except the money market series of the MS Funds) on the basis of the relative net assets of each fund as of the last business day of the preceding calendar quarter. Effective January 1, 1998, the compensation of each Non-Affiliated Trustee includes a per meeting fee from each fund in the Fund Complex (except the money market series of the MS Funds) in the amount of $200 per quarterly or special meeting attended by the Non-Affiliated Trustee, due on the date of the meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee, provided that no compensation will be paid in connection with certain telephonic special meetings.

     For each AC Fund's last fiscal year and the period up to and including December 31, 1997, the compensation of each Non-Affiliated Trustee from the AC Funds includes an annual retainer in an amount equal to $35,000 per calendar year, due in four quarterly installments on the first business day of each calendar quarter. The AC Funds pay each Non-Affiliated Trustee a per meeting fee in the amount of $2,000 per regular quarterly meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee. Payment of the annual retainer and the regular meeting fee is allocated among the AC Funds (i) 50% on the basis of the relative net assets of each AC Fund to the aggregate net assets of all the AC Funds and (ii) 50% equally to each AC Fund, in each case as of the last business day of the preceding calendar quarter. Each AC Fund which is the subject of a special meeting of the trustees generally pays each Non-Affiliated Trustee a per meeting fee in the amount of $125 per special meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee, provided that no compensation will be paid in connection with certain telephonic special meetings.

     For each VK Fund's last fiscal year and the period up to and including December 31, 1997, the compensation of each Non-Affiliated Trustee from each VK Fund includes an annual retainer in an amount equal to $2,500 per calendar year, due in four quarterly installments on the first business day of each calendar quarter. Each Non-Affiliated Trustee receives a per meeting fee from each VK Fund in the amount of $125 per regular quarterly meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee. Each Non-Affiliated Trustee receives a per meeting fee from each VK Fund in the amount of $125 per special meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee, provided that no compensation will be paid in connection with certain telephonic special meetings.


     For the period from July 2, 1997 up to and including December 31, 1997, the compensation of each Non-Affiliated Trustee from the MS Funds was based generally on the compensation amounts and methodology used by such funds prior to their joining the current Fund Complex on July 2, 1997. Each trustee/director was elected as a director of the MS Funds on July 2, 1997. Prior to July 2, 1997, the MS Funds were part of another fund complex (the "Prior Complex") and the former directors of the MS Funds were paid an aggregate fee allocated among the funds in the Prior Complex that resulted in individual directors receiving total compensation between approximately $8,000 to $10,000 from the MS Funds during such funds' last fiscal year.

     The trustees/directors were subject to a voluntary aggregate compensation cap with respect to funds in the Fund Complex of $84,000 per Non-Affiliated Trustee per year (excluding any retirement benefits) for the period July 22, 1995 through December 31, 1996, subject to the net assets and the number of funds in the Fund Complex as of July 21, 1995 and certain other exceptions. For the calendar year ended December 31, 1996, certain trustees/directors received aggregate compensation from the funds in the Fund Complex over $84,000 due to compensation received but not subject to the cap, including compensation from new funds added to the Fund Complex after July 22, 1995 and certain special meetings in 1996. In addition, each of Advisory Corp. or Asset Management, as the case may be, agreed to reimburse each fund in the Fund Complex through December 31, 1996 for any increase in the aggregate compensation over the aggregate compensation paid by such fund in its 1994 fiscal year, provided that if a fund did not exist for the entire 1994 fiscal year appropriate adjustments will be made.

     Under the deferred compensation plan, each Non-Affiliated Trustee generally can elect to defer receipt of all or a portion of the compensation earned by such Non-Affiliated Trustee until retirement. Amounts deferred are retained by the Fund and earn a rate of return determined by reference to the return on the common shares of such Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee, with the same economic effect as if such Non-Affiliated Trustee had invested in one or more funds in the Fund Complex. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The deferred compensation plan is not funded and obligations thereunder represent general unsecured claims against the general assets of the Fund.

     Under the retirement plan, a Non-Affiliated Trustee who is receiving compensation from such Fund prior to such Non-Affiliated Trustee's retirement, has at least 10 years of service (including years of service prior to adoption of the retirement plan) and retires at or after attaining the age of 60, is eligible to receive a retirement benefit equal to $2,500 per year for each of the ten years following such retirement from such Fund. Non-Affiliated Trustees retiring prior to the age of 60 or with fewer than 10 years but more than 5 years of service may receive reduced retirement benefits from such Fund. Each trustee/director has served as a member of the Board of Trustees of the Fund since he or she was first appointed or elected in the year set forth below. The retirement plan contains a Fund Complex retirement benefit cap of $60,000 per year. Asset Management had reimbursed each AC Fund for the expenses related to the retirement plan through December 31, 1996.

     Additional information regarding compensation and benefits for trustees is set forth below for the periods described in the notes accompanying the table.


                               COMPENSATION TABLE


                                                                                           FUND COMPLEX
                                                                    ----------------------------------------------------------
                                                                         AGGREGATE            AGGREGATE             TOTAL
                         YEAR FIRST                                     PENSION OR        ESTIMATED MAXIMUM     COMPENSATION
                        APPOINTED OR      AGGREGATE COMPENSATION    RETIREMENT BENEFITS    ANNUAL BENEFITS     BEFORE DEFERRAL
                       ELECTED TO THE    BEFORE DEFERRAL FROM THE   ACCRUED AS PART OF    FROM THE FUND UPON      FROM FUND
       NAME(1)              BOARD                FUND(2)                EXPENSES(3)         RETIREMENT(4)        COMPLEX(5)
       -------         --------------    ------------------------   -------------------   ------------------   ---------------
J. Miles Branagan*          1993                   $1,346                 $30,328               $60,000           $111,197
Linda Hutton Heagy*         1995                    1,346                   3,141                60,000            111,197
Dr. Roger Hilsman           1993                      266                  52,273                49,250                  0
R. Craig Kennedy*           1995                    1,346                   2,229                60,000            111,197
Donald C. Miller            1995                      266                  24,620                21,000                  0
Jack E. Nelson*             1995                    1,346                  15,820                60,000            104,322
Jerome L. Robinson          1995                    1,346                  32,020                15,750            107,947
Phillip B. Rooney*          1997                      810                       0                60,000             74,697
Dr. Fernando Sisto*         1993                    1,346                  60,208                60,000            111,197
Wayne W. Whalen*            1995                    1,346                  10,788                60,000            111,197
William S. Woodside         1993                      266                  61,936                49,250                  0


---------------
* Currently a member of the Board of Trustees. Mr. Phillip B. Rooney became a member of the Board of Trustees effective April 14, 1997 and thus does not have a full fiscal year of information to report.


(1) Persons not designated by an asterisk are not currently members of the Board of Trustees, but were members of the Board of Trustees during the Fund's most recently completed fiscal year. Mr. Robinson retired from the Board of Trustees on December 31, 1997. Messrs. Hilsman, Miller and Woodside retired from the Board of Trustees on December 31, 1996. Messrs. DeMartini and McDonnell, also trustees of the Fund during all or a portion of the Fund's last fiscal year, are not included in the compensation table because they are affiliated persons of the Advisers and are not eligible for compensation or retirement benefits from the Fund.



(2) The amounts shown in this column represent the Aggregate Compensation before Deferral with respect to the Fund's fiscal year ended October 31, 1997. The following trustees deferred compensation from the Fund during the fiscal year ended October 31, 1997: Mr. Branagan, $1,346; Ms. Heagy, $1,296; Mr. Kennedy, $540; Mr. Miller, $266; Mr. Nelson, $1,346; Mr. Robinson, $1,346; Mr. Rooney, $540; Dr. Sisto, $540; and Mr. Whalen, $1,346. Amounts deferred are retained by the Fund and earn a rate of return determined by reference to either the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee, with the same economic effect as if such Non-Affiliated Trustee had invested in one or more funds in the Fund Complex. To the extent permitted by the 1940 Act, each Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The cumulative deferred compensation (including interest) accrued with respect to each trustee, including former trustees, from the Fund as of October 31, 1997 is as follows: Mr. Branagan, $1,459; Dr. Caruso, $1,139; Mr. Gaughan, $741; Ms. Heagy, $2,657; Mr. Kennedy, $1,710; Mr. Miller, $1,488; Mr. Nelson, $2,910; Mr. Rees, $263; Mr. Robinson, $3,103; Mr.
    Rooney, $533; Dr. Sisto, $2,292; and Mr. Whalen, $2,866. The deferred compensation plan is described above the Compensation Table.



(3) The amounts shown in this column represent the sum of the retirement benefits expected to be accrued by the operating investment companies in the Fund Complex for their respective fiscal years ended in 1997. The retirement plan is described above the Compensation Table.



(4) For Messrs. Hilsman, Miller, Robinson and Woodside, this is the sum of the actual annual benefits payable by the operating investment companies in the Fund Complex as of the date of their retirement for each year of the 10-year period since such trustee's retirement. For the remaining trustees, this is the sum of the estimated maximum annual benefits payable by the operating investment companies in the Fund Complex for each year of the 10-year period commencing in the year of such trustee's anticipated retirement. The Retirement Plan is described above the Compensation Table.



(5) The amounts shown in this column represent the aggregate compensation paid by all operating investment companies in the Fund Complex as of December 31, 1997 before deferral by the trustees under the deferred compensation plan. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis. Certain trustees deferred all or a portion of their aggregate compensation from the Fund Complex during the calendar year ended December 31, 1997. The deferred compensation earns a rate of return determined by reference to the return on the shares of the funds in the Fund Complex as selected by the respective Non-Affiliated Trustee, with the same economic effect as if such Non-Affiliated Trustee had invested in one or more funds in the Fund Complex. To the extent permitted by the 1940 Act, the Fund may invest in securities of those investment companies selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The Advisers and their affiliates also serve as investment adviser for other investment companies; however, with the exception of Mr. Whalen, the trustees were not trustees of such investment companies. Combining the Fund Complex with other investment companies advised by the Advisers and their affiliates, Mr. Whalen received Total Compensation of $268,447 during the calendar year ended December 31, 1997.



     As of February 9, 1998, no trustee or officer of the Fund owns or would be able to acquire 5% or more of the common stock of VK/AC Holding, Inc.


     Skadden, Arps, Slate, Meagher & Flom (Illinois) serves as legal counsel to the Fund.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     (a) See Item 6(b).

     (b) See Item 6(b).

     (c) None of the Fund's Officers or Trustees owns or is eligible to own shares of beneficial interest of the Fund.

ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.


     (a) (i) The Adviser and ACCESS, the Fund's shareholder service agent, are wholly-owned subsidiaries of Van Kampen American Capital, which is an indirect wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. The principal office of the Adviser and Van Kampen American Capital is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.



              Morgan Stanley, Dean Witter, Discover & Co. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley Asset Management, Inc., an investment adviser, Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; credit services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.



          (ii) See Item 14.


         (iii) The Fund and the Adviser are parties to an investment advisory agreement (the "Agreement"), which provides that the Adviser will provide investment advisory services to the Fund at no fee. The Fund is, however, required to reimburse the Adviser for the cost of accounting services provided by the Adviser, which includes maintaining its financial books and records and calculating its daily net asset value. See Item 16(b).

               The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Fund's Trustees or (ii) by vote of a majority of the Fund's outstanding voting securities and (b) by the affirmative vote of a majority of the Trustees who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for that purpose. The Agreement provides that it may be terminated without penalty by either party on not more than 60 days' nor less than 30 days' written notice.



     (b) Under the Agreement, the Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser obtains and evaluates economic, statistical and financial information to formulate and implement the Fund's investment programs. The Adviser also furnishes at no cost to the Fund (except as noted herein) the services of sufficient executive and clerical personnel for the Fund as are necessary to prepare registration statements, shareholder reports and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Fund the services of the Fund's President, one or more Vice Presidents as needed, and a Secretary.



         Under the Agreement, the Fund bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The costs of such accounting services include the salaries and overhead expenses of the Fund's Principal Financial and Accounting Officer and personnel operating under his direction. The Adviser receives no compensation for its investment management services. During the fiscal years ended October 31, 1997, 1996 and 1995, the Fund paid $28,000, $90,400 and $23,710 for accounting services. A portion of these amounts are paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Fund. The services provided by the Adviser are at cost, which is allocated among the investment companies advised by the Adviser. The Fund also pays custodian fees, legal and auditing fees, the costs of reports to shareholders and all other ordinary expenses not specifically assumed by the Adviser.


         The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Fund's benefit and to advise the Trustees of the Fund of any other commissions, fees, brokerage or similar payments which may be possible for the Adviser or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc. to receive in connection with the Fund's portfolio transactions or other arrangements which may benefit the Fund.

     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) INAPPLICABLE

     (f) INAPPLICABLE

     (g) INAPPLICABLE


     (h) The custodian of all the Fund's assets is State Street Bank and Trust Company located at 225 West Franklin Street, Boston, Massachusetts 02110.



         Price Waterhouse LLP, 200 East Randolph Drive, Chicago, Illinois 60601, the independent accountants for the Fund, performs an annual audit of the Fund's financial statement.



     (i) During the fiscal years ended October 31, 1997, 1996 and 1995, ACCESS, shareholder service agent for the Fund, received fees aggregating $15,000, $14,800 and $16,490, respectively. These services are provided at cost plus a profit.


ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     (a) The Adviser is responsible for decisions to buy and sell securities for the Fund and for the placement of its portfolio business and the negotiation of the commissions paid on such transactions. It is the policy of the Adviser to seek the best security price available with respect to each transaction. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Fund may pay higher brokerage commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the Adviser seeks the best security price at the most favorable commission rate. See also Item 17(b).


     (b) Brokerage commissions paid by the Fund on portfolio transactions for the fiscal years ended October 31, 1997, 1996 and 1995 totalled $164,367, $247,272 and $210,601, respectively. During these same periods, the Fund paid $157,554, $235,862 and $210,601, respectively, in brokerage commissions on transactions totalling $302,667,766, $292,491,740 and $342,387,038, respectively, to brokers selected primarily on the basis of research services provided to the Adviser.


     (c) In selecting dealers and in negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms which also provide research services to the Fund or the Adviser.

         Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include
         (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody).

         Pursuant to provisions of the Agreement, the Fund's Trustees have authorized the Adviser to cause the Fund to incur brokerage commissions in an amount higher than the lowest available rate in return for research services provided to the Adviser. The Adviser is of the opinion that the continued receipt of supplemental investment research services from dealers is essential to its provision of high quality portfolio management services to the Fund. The Adviser undertakes that such higher commissions will not be paid by the Fund unless (a) the Adviser determines in good faith that the amount is reasonable in relation to the services in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion, (b) such payment is made in compliance with the provisions of Section 28(e) and other applicable state and federal laws, and (c) in the opinion of the Adviser, the total commissions paid by the Fund are reasonable in relation to the expected benefits to the Fund over the long term.

         The Adviser places portfolio transactions for other advisory accounts including other investment companies. Research services furnished by firms through which the Fund effects its securities transactions may be used by the Adviser in servicing all of its accounts; not all of such services may be used by the Adviser in connection with the Fund. In the opinion of the Adviser, the benefits from research services to each of the accounts (including the Fund) managed by the Adviser cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the Adviser, such costs to the Fund will not be disproportionate to the benefits received by the Fund on a continuing basis.

         The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Fund. In making such allocations among the Fund and other advisory accounts, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

     (d) See Item 17(b).

     (e) INAPPLICABLE

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

     See Item 6.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

     (a) See Item 7.

     (b) See Item 8.

     (c) INAPPLICABLE

ITEM 20. TAX STATUS.

     See Item 6(g).

ITEM 21. UNDERWRITERS.

     (a) INAPPLICABLE

     (b) INAPPLICABLE

     (c) INAPPLICABLE

ITEM 22. CALCULATION OF PERFORMANCE DATA.

     INAPPLICABLE

ITEM 23. FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Van Kampen American Capital
Small Capitalization Fund


     In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Van Kampen American Capital Small Capitalization Fund (the 'Fund') at October 31, 1997 and the results of its operations, the changes in its net assets and the financial highlights for the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1997 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP
    Price Waterhouse LLP


Chicago, Illinois


December 5, 1997

             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                           PORTFOLIO OF INVESTMENTS
                                OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------
COMMON STOCK 98.9%
CONSUMER DISTRIBUTION 4.9%
Americredit Corp. (a)                                               9,200      $     274,275
BJ's Wholesale Club, Inc. (a)                                       1,400             40,075
Brightpoint, Inc. (a)                                               1,100             35,750
DIMON, Inc.                                                         2,300             59,800
Food Lion, Inc.                                                     9,200             71,588
Homebase, Inc. (a)                                                  1,400             13,563
HON Industries, Inc.                                                4,100            207,050
Meyer (Fred), Inc. Delaware (a)                                     2,800             79,100
Neiman Marcus Group, Inc. (a)                                       1,800             59,737
Premark International, Inc.                                         4,600            126,212
Proffitts, Inc. (a)                                                 2,680             76,380
Rite Aid Corp.                                                      4,600            272,263
Safeway, Inc. (a)                                                   6,850            405,006
Saks Holdings, Inc. (a)                                             2,300             48,588
Supervalue, Inc.                                                    2,300             84,237
Tech Data Corp. (a)                                                 2,300            102,638
TJX Cos., Inc.                                                     15,600            464,100
U.S. Office Products Co. (a)                                        2,300             72,594
Zale Corp. (a)                                                     12,900            324,113
                                                                               -------------
                                                                                   2,817,069
                                                                               -------------

CONSUMER DURABLES 2.9%
Arvin Industries, Inc.                                              9,900            371,869
Borg Warner Automotive, Inc.                                        3,700            200,725
Callaway Golf Co.                                                   2,800             90,125
Culligan Water Technologies, Inc. (a)                                 225              9,563
Furniture Brands International, Inc. (a)                           13,800            232,875
Galoob Toys, Inc. (a)                                                 200              2,625
Harman International Industries, Inc.                               1,100             58,850
Mohawk Industries, Inc. (a)                                         7,800            239,850
Snap-On Tools, Inc.                                                 9,600            408,600
Sturm Ruger & Co., Inc.                                             3,700             68,450
                                                                               -------------
                                                                                   1,683,532
                                                                               -------------

CONSUMER NON-DURABLES 10.1%
Alberto Culver Co., Class B                                         3,800            114,712
American Greetings Corp., Class A                                   6,900            244,088
Borders Group, Inc. (a)                                             4,600            118,738
Brown Group, Inc.                                                   8,000            121,000
Burlington Industries, Inc. (a)                                     9,200            136,275
Dean Foods Co.                                                      4,600            218,500



                                            SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                     PORTFOLIO OF INVESTMENTS (CONTINUED)
                               OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------

CONSUMER NON-DURABLES (CONTINUED)
Donnkenny, Inc. (a)                                                11,500      $      43,125
Fruit of the Loom, Inc. (a)                                        16,100            420,613
Griffon Corp. (a)                                                  20,700            324,731
Guilford Mills, Inc.                                               20,700            499,388
Herbalife International, Inc.                                      16,100            400,488
Lancaster Colony Corp.                                              3,200            158,400
Liz Claiborne, Inc.                                                 5,500            278,781
McCormick & Co., Inc.                                               2,300             57,356
Nautica Enterprises, Inc. (a)                                      12,400            330,925
Reebok International Ltd.                                           4,600            170,200
Revlon, Inc. Class A (a)                                            4,800            177,600
Russ Berrie & Co., Inc.                                             9,200            248,400
Russell Corp.                                                      14,400            422,100
Smithfield Foods, Inc. (a)                                         13,800            410,550
St. John Knits, Inc.                                                7,400            298,775
Tultex Corp. (a)                                                   39,100            195,500
Unifi, Inc.                                                         4,600            177,675
Westpoint Stevens, Inc. (a)                                         6,900            288,075
                                                                               -------------
                                                                                   5,855,995
                                                                               -------------

CONSUMER SERVICES 6.2%
Amresco, Inc. (a)                                                   9,200            287,500
APAC Teleservices, Inc. (a)                                         1,400             18,988
Applebee's International, Inc.                                      1,800             40,162
Banta Corp.                                                         6,900            180,262
Darden Restaurants, Inc.                                           10,000            110,625
Firstplus Financial Group, Inc. (a)                                 2,300            124,056
Imperial Credit Industries, Inc. (a)                                8,000            200,000
International Game Technology                                       4,600            114,138
King World Productions, Inc. (a)                                    9,200            439,300
Media General, Inc., Class A                                        2,400             98,100
MGM Grand, Inc. (a)                                                 4,600            197,800
New York Times Co., Class A                                         6,400            345,200
Norrell Corp.                                                       9,200            263,925
Omnicom Group                                                       5,400            378,338
Papa John's International, Inc. (a)                                 6,550            194,044
Promus Hotel Corp. (a)                                              3,300            129,525
Regal Cinemas, Inc. (a)                                             9,350            215,050
Sonic Corp. (a)                                                     2,800             72,275
Stewart Enterprises, Inc., Class A                                  2,300             96,600
Sunburst Hospitality Corp. (a)                                      1,233             12,330
Valassis Communications, Inc. (a)                                   3,200             95,000
                                                                               -------------
                                                                                   3,613,218
                                                                               -------------

                                               SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                     PORTFOLIO OF INVESTMENTS (CONTINUED)
                               OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------

ENERGY 8.8%
Apache Corp.                                                        5,100      $     209,419
Ashland, Inc.                                                       3,200            152,200
BJ Services Co. (a)                                                   600             51,188
Canadian Occidental Petroleum Ltd.                                  3,700             95,044
Cliffs Drilling Co. (a)                                             2,800            203,000
Columbia Gas Systems, Inc.                                          3,700            267,556
Devon Energy Corp.                                                  2,300            100,913
El Paso Natural Gas Co.                                             4,700            281,413
KeySpan Energy Corp.                                                6,900            213,900
MCN Corp.                                                             500             17,281
Murphy Oil Corp.                                                    2,300            133,400
National Fuel Gas Co.                                               2,300            101,631
Newfield Exploration Co. (a)                                        1,800             48,038
NGC Corp.                                                           4,600             87,975
NICOR, Inc.                                                           500             19,187
Offshore Logistics, Inc. (a)                                        4,600             95,450
ONEOK, Inc.                                                        11,200            382,900
Pennzoil Co.                                                        3,200            236,800
Pool Energy Services Co. (a)                                       11,500            385,250
Reading & Bates Corp. (a)                                           1,400             59,850
Seagull Energy Corp. (a)                                            3,488             85,020
Smith International, Inc. (a)                                       2,300            174,081
Tesoro Petroleum Corp. (a)                                         14,200            233,412
Tidewater, Inc.                                                     2,300            151,369
Union Texas Petroleum Holdings, Inc.                                6,600            149,737
Valero Energy Corp.                                                 5,800            174,363
Vintage Petroleum, Inc.                                            13,800            310,500
Washington Gas & Light Co.                                          7,400            190,088
WICOR, Inc.                                                         8,900            381,587
Williams Cos.                                                       2,382            121,780
                                                                               -------------
                                                                                   5,114,332
                                                                               -------------

FINANCE 15.8%
20th Century Industries                                             3,500             87,063
Alliance Capital Management, LP                                     9,200            317,975
Allied Group, Inc.                                                  2,300            108,531
AMBAC, Inc.                                                         8,200            347,987
American Financial Group, Inc.                                      6,400            243,200
Amsouth Bancorp.                                                    6,150            294,047
Associated Bancorp.                                                 1,591             79,550
California Federal Bancorp, Inc. (a)                                  600             13,350
Charter One Financial, Inc.                                         4,147            237,934


                                               SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                     PORTFOLIO OF INVESTMENTS (CONTINUED)
                               OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------

FINANCE (CONTINUED)
Choice Hotels International, Inc. (a)                               3,700      $      63,825
City National Corp.                                                10,600            318,662
Cityscape Financial Corp. (a)                                       4,600              6,900
CMAC Investment Corp.                                               8,300            454,944
Concentra Managed Care, Inc. (a)                                    2,500             82,188
Conseco, Inc.                                                       8,818            387,992
Countrywide Credit Industries, Inc.                                 6,900            235,031
Donaldson Lufkin & Jenrette, Inc.                                   2,800            195,125
Edwards (A.G.), Inc.                                                7,650            249,103
Finova Group, Inc.                                                  1,800             78,187
First American Financial Corp.                                      3,200            192,200
Fremont General Corp.                                               7,050            328,706
Frontier Insurance Group, Inc.                                      4,600            156,112
Fund American Enterprises, Inc.                                       900            107,775
Greenpoint Financial Corp.                                          2,700            173,981
HCC Insurance Holdings, Inc.                                        2,300             55,631
Lehman Brothers Holdings, Inc.                                      1,400             65,975
Mercantile Bankshares Corp.                                         3,400            117,725
Mercury General Corp.                                               4,600            194,925
MGIC Investment Corp. of Wisconsin                                  1,700            102,850
Money Store, Inc.                                                   6,900            196,650
Nationwide Financial Services, Inc., Class A                       10,000            302,500
New York Bancorp, Inc.                                              6,133            208,522
Orion Capital Corp.                                                 8,400            378,000
Pacific Century Financial Corp.                                     2,300            116,150
Paine Webber Group, Inc.                                            2,300            101,775
Penncorp Financial Group, Inc.                                      2,300             74,175
PMI Group, Inc.                                                       900             54,169
Protective Life Corp.                                               6,900            365,269
Reliance Group Holdings, Inc.                                       2,600             32,825
Republic New York Corp.                                             2,300            243,225
Resource Bancshares Management Group, Inc.                          9,200            120,175
Southtrust Corp.                                                    4,800            231,600
Sovereign Bancorp, Inc.                                            25,880            462,605
T R Financial Corp.                                                 4,600            148,925
Transatlantic Holdings, Inc.                                        6,000            416,250
U.S. Trust Corp.                                                    2,300            134,550
Unitrin, Inc.                                                       2,300            146,337
Vesta Insurance Group, Inc.                                         2,300            133,400
                                                                               -------------
                                                                                   9,164,576
                                                                               -------------


                                               SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                     PORTFOLIO OF INVESTMENTS (CONTINUED)
                               OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------

HEALTHCARE 11.7%
ADAC Laboratories (a)                                               4,600      $      90,850
Agouron Pharmaceuticals, Inc. (a)                                   1,800             82,125
Beckman Industries, Inc.                                            6,000            238,500
Biomet, Inc.                                                        4,600            112,125
Coherent, Inc. (a)                                                  3,200            124,400
Curative Health Services, Inc. (a)                                  4,600            136,706
Dekalb Genetics Corp., Class B                                      9,200            329,475
Dura Pharmaceuticals, Inc. (a)                                      2,800            136,850
ESC Medical Systems, Ltd. (a)                                       7,300            286,525
FPA Medical Management, Inc. (a)                                   11,500            267,375
Haemonetics Corp. (a)                                               5,500             84,219
HBO & Co.                                                           3,600            158,850
Health Management Associates, Inc., Class A (a)                    23,850            591,778
Healthcare & Retirement Corp. (a)                                   3,100            117,025
Healthcare Compare Corp. (a)                                          900             49,275
Healthsouth Corp. (a)                                              12,300            328,256
Integrated Health Services, Inc.                                    2,903             91,807
Lincare Holdings, Inc. (a)                                          8,700            464,363
Manor Care, Inc.                                                    3,700            125,106
Medicis Pharmaceutical Corp., Class A (a)                           3,700            171,125
Minimed, Inc. (a)                                                   3,300            127,050
NBTY, Inc. (a)                                                     13,800            300,150
Pacificare Health Systems, Inc., Class A                               80              5,150
Phycor, Inc. (a)                                                    2,300             54,913
Quorum Health Group, Inc. (a)                                       7,650            185,513
Renal Treatment Centers, Inc. (a)                                   9,100            300,300
Rexall Sundown, Inc. (a)                                           18,400            405,950
Sybron International Corp. (a)                                      8,700            351,806
Tenet Healthcare Corp. (a)                                          4,750            142,500
Total Renal Care Holdings, Inc. (a)                                 3,833            118,583
U.S. Surgical Corp.                                                 1,400             37,363
Vivus, Inc. (a)                                                     7,400            194,250
Watson Pharmaceuticals, Inc. (a)                                   18,640            592,985
                                                                               -------------
                                                                                   6,803,248
                                                                               -------------

PRODUCER MANUFACTURING 7.5%
ACX Technologies, Inc. (a)                                          2,800             73,325
American Standard Cos., Inc. (a)                                    3,400            121,337
Ametek, Inc.                                                        2,300             54,625
Blount International, Inc., Class A                                 1,600             83,700
Camco International, Inc.                                           3,200            232,000
Cummins Engine Co., Inc.                                            4,100            249,075
Flowserve Corp.                                                     1,100             32,450




                                               SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                     PORTFOLIO OF INVESTMENTS (CONTINUED)
                               OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------

PRODUCT MANUFACTURING (CONTINUED)
Global Industrial Technologies, Inc. (a)                           19,900      $     340,787
Harnischfeger Industries, Inc.                                      2,800            110,775
Harsco Corp.                                                        2,800            115,325
IDEX Corp.                                                          9,350            308,550
Intermet Corp.                                                      2,300             42,909
Johnson Controls, Inc.                                              3,700            166,500
Kaydon Corp.                                                        4,600            139,725
Manitowoc Co., Inc.                                                 3,400            102,850
Mastec, Inc. (a)                                                    2,100             68,250
Mueller Industries, Inc. (a)                                        5,300            231,875
National Service Industries, Inc.                                   2,800            124,075
PACCAR, Inc.                                                        3,800            174,562
Republic Industries, Inc. (a)                                       2,300             68,425
Robbins & Myers, Inc.                                               5,000            185,312
Ruddick Corp.                                                       4,600             73,025
Southdown, Inc.                                                     4,000            222,000
Tecumseh Products Co., Class A                                      4,600            238,050
Timken Co.                                                         10,100            340,244
Trinity Industries, Inc.                                            8,300            371,944
U.S. Filter Corp. (a)                                               2,300             91,425
                                                                               -------------
                                                                                   4,363,120
                                                                               -------------

RAW MATERIALS/PROCESSING INDUSTRIES 4.7%
A K Steel Holding Corp.                                               900             37,912
Cytec Industries, Inc. (a)                                          9,500            469,063
Fuller (H. B.) Co.                                                  2,300            109,250
Handy & Harman                                                     14,200            353,225
IP Timberlands                                                     10,100            106,681
Lyondell Petrochemical Co.                                          7,400            190,550
Medusa Corp.                                                        1,600             67,500
Mississippi Chemical Corp.                                          1,674             30,760
Potlatch Corp.                                                        900             44,494
Rayonier, Inc.                                                      5,100            223,444
Terra Industries, Inc.                                             17,000            205,062
UCAR International, Inc. (a)                                        4,600            172,212
USG Corp. (a)                                                       5,100            239,700
USX-US Steel Group, Inc.                                            4,600            156,112
Valspar Corp.                                                       4,100            120,950
Vulcan Materials Co.                                                2,300            202,113
                                                                               -------------
                                                                                   2,729,028
                                                                               -------------


                                                           SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                     PORTFOLIO OF INVESTMENTS (CONTINUED)
                               OCTOBER 31, 1997

---------------------------------------------------------------------------------------------
Description                                                       Shares         Market Value
---------------------------------------------------------------------------------------------

TECHNOLOGY 16.9%
Adaptec, Inc. (a)                                                   4,600      $     221,375
Altera Corp. (a)                                                    5,500            236,500
Applied Magnetics Corp. (a)                                        11,500            265,937
Avnet, Inc.                                                         2,300            144,756
Avx Corp.                                                           2,300             64,831
BancTec, Inc. (a)                                                   9,200            211,600
BMC Software, Inc. (a)                                              5,100            305,044
Boston Technology, Inc. (a)                                         4,600            119,887
Cadence Design Systems, Inc. (a)                                    1,400             72,975
Cambridge Technology Partners (a)                                   1,800             66,150
CellStar Corp. (a)                                                 10,000            339,375
Citrix Systems, Inc. (a)                                            9,200            661,250
Cymer, Inc. (a)                                                     6,000            138,750
Data General Corp. (a)                                             13,800            264,788
Davox Corp. (a)                                                     6,900            243,225
Digital Microwave Corp. (a)                                         2,300             80,500
Elsag Bailey Process Automation N.V. (a)                            6,900            126,788
Fiserv, Inc. (a)                                                    3,700            163,262
General Signal Corp.                                                2,300             92,144
GenRad, Inc. (a)                                                    6,400            186,000
Harris Corp.                                                        4,600            201,825
Hutchinson Technology, Inc. (a)                                     6,900            186,300
Hyperion Software Corp. (a)                                         3,300            119,419
Iomega Corp. (a)                                                    4,600            122,762
Jabil Circuit, Inc. (a)                                             7,400            344,100
Linear Technology Corp.                                               900             56,812
Loral Corp. (a)                                                     2,300             48,444
Manugistics Group, Inc. (a)                                         3,000            106,875
McAfee Associates, Inc. (a)                                         4,100            208,075
Medic Computer Systems, Inc. (a)                                    2,300             79,637
Microchip Technology, Inc. (a)                                      2,300             90,419
Micron Electronics, Inc. (a)                                        4,600             64,975
Periphonics Corp. (a)                                              13,600            129,200
Project Software & Dev, Inc. (a)                                    4,600            107,525
Quantum Corp. (a)                                                   3,000             93,000
Radisys Corp. (a)                                                   4,600            216,200
Rational Software Corp. (a)                                         2,800             25,375
Recoton Corp. (a)                                                   4,100             53,300
Remedy Corp. (a)                                                    8,300            388,025
Rohr, Inc. (a)                                                      4,600            138,862
Sanmina Corp. (a)                                                   3,700            274,725
SCI Systems, Inc. (a)                                               9,200            395,025
Solectron Corp. (a)                                                 3,700            141,294


                                               SEE NOTES TO FINANCIAL STATEMENTS

                           VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                                    PORTFOLIO OF INVESTMENTS (CONTINUED)
                                              OCTOBER 31, 1997

--------------------------------------------------------------------------------
Description                                          Shares         Market Value
--------------------------------------------------------------------------------

TECHNOLOGY (CONTINUED)
Storage Technology Corp. (a)                          9,600      $     563,400
Stratus Computer, Inc. (a)                            4,600            156,975
Sundstrand Corp.                                      3,200            174,000
Symbol Technologies, Inc.                             1,050             42,131
Systems & Computer Technology Corp. (a)               2,000             84,750
Tekelec (a)                                           5,000            205,000
Tracor, Inc. (a)                                     13,800            359,662
Unitrode Corp. (a)                                   10,800            287,550
Western Digital Corp. (a)                             9,600            289,800
Wyman-Gordan Co. (a)                                  2,300             55,200
                                                                 -------------
                                                                     9,815,779
                                                                 -------------

TRANSPORTATION 2.0%
Continental Airlines, Inc., Class B (a)               2,300             99,188
Expeditors International of Washington, Inc.          4,600            164,738
Halter Marine Group, Inc. (a)                         2,864            149,644
Seacor Holdings, Inc. (a)                             3,700            238,650
UAL Corp. (a)                                         1,400            122,413
U.S. Air Group, Inc. (a)                              4,600            214,188
USFreightways Corp.                                   4,600            148,925
                                                                 -------------
                                                                     1,137,746
                                                                 -------------
UTILITIES 7.4%
Boston Edison Co.                                     9,700            307,369
Centerior Energy Corp.                               27,100            350,606
Central Hudson Gas & Electric Corp.                   9,000            318,937
Century Telephone Enterprises, Inc.                     500             21,219
Cincinnati Bell, Inc.                                 5,100            137,700
Commonwealth Energy System Cos.                       2,300             66,700
Comnet Cellular, Inc. (a)                             6,900            238,050
DQE, Inc.                                             5,500            170,156
Kansas City Power & Light Co.                         3,700            107,994
LG & E Energy Corp.                                   4,600             99,762
Long Island Lighting Co.                             21,600            546,750
MidAmerican Energy Holdings Co.                       6,900            125,063
Montana Power Co.                                     6,900            173,794
New Century Energies, Inc.                            3,700            152,856
New York State Electric & Gas Corp.                  13,800            369,150
NIPSCO Industries, Inc.                               1,800             79,312
Pacific Gas & Electric Co.                            1,524             38,386
Pinnacle West Capital Corp.                           4,600            161,575
Public Service Co. of New Mexico                     15,200            295,450
Sierra Pacific Resources                              2,300             70,294





                                             SEE NOTES TO FINANCIAL STATEMENTS

                           VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                                   PORTFOLIO OF INVESTMENTS (CONTINUED)
                                              OCTOBER 31, 1997

--------------------------------------------------------------------------------
Description                                          Shares         Market Value
--------------------------------------------------------------------------------
UTILITIES (CONTINUED)
UNITED ILLUMINATING CO.                                 2,900      $     113,281
Western Resources, Inc.                                 9,200            339,825
                                                                   -------------
                                                                       4,284,229
                                                                   -------------

TOTAL LONG-TERM INVESTMENTS 98.9%
    (Cost $38,849,010)                                                57,381,872

REPURCHASE AGREEMENT 1.1%
Lehman Brothers, Inc. ($615,000 par, collateralized by
U.S. government obligations in a pooled cash account,
dated 10/31/97, to be sold on 11/03/97 at $615,291)
(Cost $615,000)                                                          615,000
                                                                   -------------

TOTAL INVESTMENTS 100.0%
    (Cost $39,464,010)                                                57,996,872

OTHER ASSETS IN EXCESS OF LIABILITIES 0.0%                                13,367
                                                                   -------------
NET ASSETS 100.0%                                                    $58,010,239
                                                                   -------------


(a) Non-income producing security as this stock currently does not declare dividends.



                                               SEE NOTES TO FINANCIAL STATEMENTS

             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

                      STATEMENT OF ASSETS AND LIABILITIES
                                October 31, 1997

ASSETS:

  Total Investments (Cost $39,464,010)                                                               $     57,996,872
  Cash                                                                                                          3,228
  Dividends Receivable                                                                                         52,358
  Unamortized Organizational Costs                                                                             14,427
                                                                                                     ----------------
      Total Assets                                                                                         58,066,885
                                                                                                     ----------------

LIABILITIES:

  Accrued Expenses                                                                                             25,539
  Trustees' Deferred Compensation and Retirement Plans                                                         25,282
  Payable to Affiliates                                                                                         5,825
                                                                                                     ----------------
      Total Liabilities                                                                                        56,646
                                                                                                     ----------------

NET ASSETS                                                                                           $     58,010,239
                                                                                                     ================

NET ASSETS CONSIST OF:
  Capital                                                                                            $     18,534,720
  Accumulated Net Realized Gain                                                                            20,086,340
  Net Unrealized Appreciation                                                                              18,532,862
  Accumulated Undistributed Net Investment Income                                                             856,317
                                                                                                     ----------------

NET ASSETS                                                                                           $     58,010,239
                                                                                                     ================


Net Asset Value, Offering Price and Redemption Price Per Share (Based on net assets of
$58,010,239 and 3,474,702 shares of beneficial interest issued and outstanding)                      $          16.70
                                                                                                     ================

                                              SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

                            STATEMENT OF OPERATIONS
                      For the Year Ended October 31, 1997


INVESTMENT INCOME:
  Dividends                                                                $   2,077,715
  Interest                                                                       211,190
                                                                           -------------
      Total Income                                                             2,288,905
                                                                           -------------

EXPENSES:
  Accounting Services                                                             28,029
  Audit                                                                           27,293
  Shareholder Services                                                            15,001
  Trustees' Fees and Expenses                                                     12,994
  Amortization of Organizational Costs                                            12,430
  Shareholder Reports                                                             11,442
  Legal                                                                            4,753
  Other                                                                           57,535
                                                                           -------------

      Total Expenses                                                             169,477
      Less Expenses Reimbursed                                                       900
                                                                           -------------

      Net Expenses                                                               168,577
                                                                           -------------

NET INVESTMENT INCOME                                                      $   2,120,328
                                                                           =============

REALIZED AND UNREALIZED GAIN/LOSS:
  Net Realized Gain                                                        $  59,842,669
                                                                           -------------

  Unrealized Appreciation/Depreciation:
    Beginning of the Period                                                   32,939,261
    End of the Period                                                         18,532,862
                                                                           -------------

  Net Unrealized Depreciation During the Period                              (14,406,399)
                                                                           -------------

NET REALIZED AND UNREALIZED GAIN                                           $  45,436,270
                                                                           =============

NET INCREASE IN NET ASSETS FROM OPERATIONS                                 $  47,556,598
                                                                           =============


                                             SEE NOTES TO FINANCIAL STATEMENTS

             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

                       STATEMENT OF CHANGES IN NET ASSETS
                 For the Years Ended October 31, 1997 and 1996

                                                                                        Year Ended          Year Ended
                                                                                  October 31, 1997    October 31, 1996
----------------------------------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:

  Operations:
    Net Investment Income                                                       $        2,120,328   $       2,838,202
    Net Realized Gain                                                                   59,842,669          11,896,653
    Net Unrealized Appreciation/Depreciation During the Period                         (14,406,399)         13,248,258
                                                                                ------------------   -----------------
    Change in Net Assets from Operations                                                47,556,598          27,983,113
                                                                                ------------------   -----------------

  Distributions from:
    Net Investment Income                                                               (2,779,489)         (2,187,156)
    Net Realized Gain                                                                  (11,913,960)         (6,520,200)
                                                                                ------------------   -----------------

    Total Distributions                                                                (14,693,449)         (8,707,356)
                                                                                ------------------   -----------------

  NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES                                   32,863,149          19,275,757
                                                                                ------------------   -----------------

FROM CAPITAL TRANSACTIONS:

  Proceeds from Shares Sold                                                             30,000,000          91,004,000
  Net Asset Value of Shares Issued Through Dividend Reinvestment                        14,693,449           8,707,356
  Cost of Shares Repurchased                                                          (213,753,951)       (125,124,342)
                                                                                ------------------   -----------------

  NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS                                  (169,060,502)        (25,412,986)
                                                                                ------------------   -----------------
TOTAL DECREASE IN NET ASSETS                                                          (136,197,353)         (6,137,229)

NET ASSETS:
    Beginning of the Period                                                            194,207,592         200,344,821
                                                                                ------------------   -----------------

    End of the Period (Including accumulated undistributed net investment
      income of $856,317 and $2,414,943, respectively)                          $       58,010,239   $     194,207,592
                                                                                ==================   =================



                                              SEE NOTES TO FINANCIAL STATEMENTS

             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

                              FINANCIAL HIGHLIGHTS
       The following schedule presents financial highlights for one share of the Fund outstanding throughout the periods indicated.

                                                                                                               NOVEMBER 23, 1993
                                                                                                                   (COMMENCEMENT
                                                                                                                   OF INVESTMENT
                                                                       YEAR ENDED OCTOBER 31,                     OPERATIONS) TO
                                                           1997                1996           1995 (a)       OCTOBER 31, 1994 (a)
--------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of the Period              $     13.807        $     12.17      $       9.82      $            10.00
                                                      ------------        -----------      ------------      ------------------

  Net Investment Income                                      0.546              0.197              0.17                    0.21
  Net Realized and Unrealized Gain                           3.468              1.968              2.26                   (0.37)
                                                      ------------        -----------      ------------      ------------------

Total from Investment Operations                             4.014              2.165              2.43                   (0.16)
                                                      ------------        -----------      ------------      ------------------

Less:
  Distributions from Net Investment Income                   0.213              0.133              0.08                    0.02
  Distributions from Net Realized Gain                       0.913              0.395              0.00                    0.00
                                                      ------------        -----------      ------------      ------------------

Total Distributions                                          1.126              0.528              0.08                    0.02
                                                      ------------        -----------      ------------      ------------------

Net Asset Value, End of the Period                    $     16.695        $    13.807      $      12.17      $             9.82
                                                      ============        ===========      ============      ==================


Total Return                                                 31.34%             18.50%            25.00%                   1.80%*

Net Assets at End of the Period (In millions)                $58.0             $194.2            $200.3                   $20.7

Ratio of Expenses to Average Net Assets (b)                   0.11%              0.10%             0.08%                   0.30%

Ratio of Net Investment Income to Average Net Assets (b)      1.34%              1.45%             1.59%                   1.99%

Portfolio Turnover                                              47%                75%               85%                     34%*

Average Commission Paid Per Equity Share Traded (c)        $0.0115            $0.0222


(a) Based on average shares outstanding.

(b) The impact on the Ratios of Expenses to Average Net Assets and Net Investment Income to Average Net Assets due to VKAC's reimbursement of certain expenses was less than 0.01%.

(c) Represents the average brokerage commission paid per equity share traded during the period for trades where commissions were applicable. This disclosure was not required in fiscal years prior to 1996.

* Non-Annualized


                                               SEE NOTES TO FINANCIAL STATEMENTS

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                        NOTES TO FINANCIAL STATEMENTS
                              OCTOBER 31, 1997


1.  SIGNIFICANT ACCOUNTING POLICIES

The Van Kampen American Capital Small Capitalization Fund (the "Fund") is organized as a Delaware business trust, and is registered as a diversified open-end management investment company under the Investment Company Act of 1940, as amended. The Fund's investment objective is to approximate the performance of the small capitalization sector of the equities market by investing primarily in common stocks of small capitalization companies. The Fund commenced investment operations on November 23, 1993.
       The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



A. SECURITY VALUATION - Investments listed or traded on a national securities exchange are stated at value using market quotations as of 2:00PM Eastern Standard Time. Unlisted and listed securities for which the last sale price at 2:00PM Eastern Standard Time is not available are valued at the last reported bid price. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost.



B. SECURITY TRANSACTIONS - Security transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.
        The Fund may invest in repurchase agreements which are short-term investments in which the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specific price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen American Capital Asset Management, Inc. (the "Adviser") or its affiliates, the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are collateralized by the underlying debt security. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.

C. INVESTMENT INCOME - Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

D.  ORGANIZATIONAL COSTS  - The Fund will reimburse Van Kampen American
Capital Distributors, Inc. or its affiliates ("collectively VKAC") for costs incurred in connection with the Fund's organization in the amount of $62,000. These costs are being amortized on a straight line basis over the 60 month period ending October, 1998. The Adviser has agreed that in the event any of the initial shares of the Fund originally purchased by VKAC are redeemed during the amortization period, the Fund will be reimbursed for any unamortized organizational costs in the same proportion as the number of shares redeemed bears to the number of initial shares held at the time of redemption.

E. IN-KIND TRANSACTION - For the year ended October 31, 1997, the Fund realized gains from in-kind redemptions of $16,444,841.



F. FEDERAL INCOME TAXES - It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income and gains to its shareholders. Therefore, no provision for federal income taxes is required.
     At October 31, 1997, for federal income tax purposes cost of long- and short-term investments is $39,522,197, the aggregate gross unrealized appreciation is $19,583,953 and the aggregate gross unrealized depreciation is $1,109,278, resulting in net unrealized appreciation of $18,474,675.
     Net realized gains or losses may differ for financial and tax reporting purposes as a result of the deferral of losses for tax purposes resulting from wash sales.

G. DISTRIBUTION OF INCOME AND GAINS - The Fund declares and pays dividends annually from net investment income and net realized gains on securities, if any. Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.
     Due to inherent differences in the recognition of income, expenses and realized gains/losses under generally accepted accounting principles and federal income tax purposes, permanent differences between book and tax basis reporting for the 1997 fiscal year have been identified and appropriately reclassified. Permanent book and tax basis differences relating to in-kind distributions of $23,199,194 and $884,472 were reclassified from

            VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               OCTOBER 31, 1997

accumulated net realized gain and accumulated net investment income, respectively, to capital. Permanent differences relating to the realized gain on in-kind redemptions of $16,444,841 were reclassified from accumulated net realized gain to capital. Additionally, miscellaneous permanent differences of ($20,725) were reclassified from accumulated net investment income to accumulated net realized gain and $5,732 was reclassified from accumulated net investment income to capital.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

The Adviser serves as the investment manager of the Fund, but receives no compensation for its investment management services.
      For the year ended October 31, 1997, the Trust recognized expenses of approximately $4,800 representing legal services provided by Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Fund, of which a trustee of the Fund is an affiliated person.
      For the year ended October 31, 1997, the Fund recognized expenses of approximately $28,000, representing VKAC's cost of providing accounting services to the Fund. These services are provided by VKAC at cost.
     ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent for the Fund. For the year ended October 31, 1997, the Fund recognized expenses of approximately $15,000, representing ACCESS' cost of providing transfer agency and shareholder services plus a profit.
        Certain officers and trustees of the Fund are also officers and directors of VKAC. The Fund does not compensate its officers or trustees who are officers of VKAC.
          The Fund provides deferred compensation and retirement plans for its trustees who are not officers of VKAC. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. Benefits under the retirement plan are payable for a ten-year period and are based upon each trustee's years of service to the Fund. The maximum annual benefit per trustee under the plan is equal to $2,500.
          At October 31, 1997, the Fund was 100% owned by the Van Kampen American Capital Pace Fund, which is an investment company advised by the Adviser.


3.  CAPITAL TRANSACTIONS
The Fund is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.01 per share. Fund shares are only available for purchase by Funds for which VKAC serves as investment adviser.
         At October 31, 1997 and October 31 1996, capital aggregated $18,534,720 and $147,072,447, respectively. Transactions in common shares were as follows:



                                 YEAR ENDED       YEAR ENDED
                                OCTOBER 31,      OCTOBER 31,
                                       1997             1996
                                -----------      -----------
Beginning Shares                 14,065,878       16,467,558
                                -----------      -----------
Shares Sold                       2,090,026        6,965,729
Shares Issued Through
  Dividend Reinvestment           1,123,352          731,096
Shares Redeemed                 (13,804,554)     (10,098,505)
                                -----------      -----------
Net Decrease in Shares
  Outstanding                   (10,591,176)      (2,401,680)
                                -----------      -----------
Ending Shares                     3,474,702       14,065,878
                                ===========      ===========



4.  INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from sales of investments, excluding short-term investments, were $71,631,433 and $245,359,818, respectively.

                                     PART C

                               OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.


     List of all financial statements and exhibits as part of the Registration Statement.



     (a) Financial Statements:



        Included in Part B of Registration Statement:


           Report of Independent Accountants
           Financial Statements
           Notes to Financial Statements

     (b) Exhibits


         (1)(a)                  -- First Amended and Restated Agreement and Declaration of
                                    Trust(2)
             (b)                 -- Certificate of Amendment(2)
         (2)                     -- Amended and Restated Bylaws(2)
         (4)                     -- Specimen Share Certificate(1)
         (5)                     -- Investment Advisory Agreement+
         (8)(a)                  -- Custodian Contract+
             (b)                 -- Transfer Agency and Servicing Agreement+
         (9)(a)                  -- Data Access Services Agreement(3)
            (b)                  -- Fund Accounting Agreement+
        (10)                     -- INAPPLICABLE (Omitted pursuant to Item 24(b))
        (11)                     -- Consent of Price Waterhouse LLP+
        (12)                     -- INAPPLICABLE (Omitted pursuant to Item 24(b))
        (27)                     -- Financial Data Schedule+


---------------


        (1) Incorporated herein by reference to Amendment No. 4 to Registrant's Registration Statement on Form N-1A, File No. 811-6421, filed August 25, 1995.



        (2) Incorporated herein by reference to Amendment No. 5 to Registrant's Registration Statement on Form N-1A, File No. 811-6421, filed February 28, 1996.



        (3) Incorporated herein by reference to Amendment No. 6 to Registrant's Registration Statement on Form N-1A, File No. 811-6421, filed February 28, 1997.



        +   Filed herewith.


ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.


     See the Statement of Additional Information.


ITEM 26. NUMBER OF HOLDERS OF SECURITIES.


     AS OF FEBRUARY 9, 1998:



                          (1)                                        (2)
                    TITLE OF CLASS                         NUMBER OF RECORD HOLDERS
                    --------------                         ------------------------
            Shares of Beneficial Interest,
                    $0.01 par value                                   1


ITEM 27. INDEMNIFICATION.

     Reference is made to Article 8, Section 8.4 of the Registrant's Agreement and Declaration of Trust.

     Article 8; Section 8.4 of the Agreement and Declaration of Trust provides that each officer and trustee of the Registrant shall be indemnified by the Registrant against all liabilities incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which the officer or trustee may be or may have been involved by reason of being or having been an officer or trustee, except that such indemnity shall not protect any such person against a liability to the Registrant or any shareholder thereof to which such person would otherwise be subject by reason of (i) not acting in good faith in the reasonable belief that such person's actions were not in the best interests of the Trust, (ii) willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (iii) for a criminal proceeding, not having a reasonable cause to believe that such conduct was unlawful (collectively, "Disabling Conduct"). Absent a court determination that an officer or trustee seeking indemnification was not liable on the merits or guilty of Disabling Conduct in the conduct of his or her office, the decision by the Registrant to indemnify such person must be based upon the reasonable determination of independent counsel or non-party independent trustees, after review of the facts, that such officer or trustee is not guilty of Disabling Conduct in the conduct of his or her office.

     The Registrant has purchased insurance on behalf of its officers and trustees protecting such persons from liability arising from their activities as officers or trustees of the Registrant. The insurance does not protect or purport to protect such persons from liability to the Registrant or to its shareholders to which such officer or trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

     Conditional advancing of indemnification monies may be made if the trustee or officer undertakes to repay the advance unless it is ultimately determined that he or she is entitled to the indemnification and only if the following conditions are met: (1) the trustee or officer provides a security for the undertaking; (2) the Registrant is insured against losses arising from lawful advances; or (3) a majority of a quorum of the Registrant's disinterested, non-party trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that a recipient of the advance ultimately will be found entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.


     See "Management of the Fund" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of Van Kampen American Capital Asset Management, Inc. (the "Adviser"). For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.


ITEM 29. PRINCIPAL UNDERWRITERS.

     INAPPLICABLE

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.


     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181, ACCESS Investor Services, Inc., 7501 Tiffany Springs Parkway, Kansas City, Missouri 64153, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, MA; (ii) by the Adviser, will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181; and (iii) by Van Kampen American Capital Distributors, Inc., the principal underwriter, will be maintained at its offices located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.


ITEM 31. MANAGEMENT SERVICES.

     INAPPLICABLE

ITEM 32. UNDERTAKINGS.

     INAPPLICABLE

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Oakbrook Terrace and State of Illinois, on the 13th day of February, 1998.


                                       VAN KAMPEN AMERICAN CAPITAL
                                       SMALL CAPITALIZATION FUND

                                       By    /s/  RONALD A. NYBERG
                                           -------------------------------------
                                           Ronald A. Nyberg, Vice President and
                                                        Secretary

              SCHEDULE OF EXHIBITS TO AMENDMENT NO. 7 TO FORM N-1A

             AS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION

                              ON FEBRUARY 17, 1998



    EXHIBIT
      NO.                           DESCRIPTION OF EXHIBIT
    -------                         ----------------------

 (5)             -- Investment Advisory Agreement

 (8)(a)          -- Custodian Contract

     (b)         -- Transfer Agency and Servicing Agreement

 (9)(b)          -- Fund Accounting Agreement

(11)             -- Consent of Price Waterhouse LLP

(27)             -- Financial Data Schedule
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